Exhibit 99.1

Contact:
Sylvia Wheeler
Senior Director, Corporate Communications
650-462-5900

DEPOMED REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS
Revenues Increase to $2.2 Million Compared to $428,000 in 2005

MENLO PARK, Calif., August 7, 2006 – Depomed, Inc. (NASDAQ: DEPO) today announced its financial results for the quarter ended June 30, 2006.  For the quarter, a net loss of $9.9 million or $0.24 per share was reported compared to a net loss of $6.8 million or $0.18 per share for the comparable period in 2005.  Cash and investment balances at June 30, 2006 were $45.3 million.

Revenues increased to $2.2 million in the second quarter of 2006 from $428,000 in the same period of 2005 primarily as a result of product sales and license and royalty revenue for the company’s two commercialized products, ProQuin® XR and Glumetza™.  Operating expenses for the quarter ended June 30, 2006 were $11.7 million compared to $8.3 million for the same period in 2005.  The increase in operating expenses was primarily related to costs associated with late-stage development of Gabapentin GR™ and pre-launch activities for Glumetza.  Additionally, on January 1, 2006, the company adopted FAS 123(R), which resulted in $669,000 in stock-based compensation expense for the second quarter of 2006.

“We have made solid progress in the first half of 2006, which has positioned us well for the remainder of the year and beyond,” said John F. Hamilton, chief financial officer of Depomed.  “Through our co-promotion agreement with King Pharmaceuticals, Inc. signed in June, we look forward to the launch of Glumetza in the U.S. before the end of the third quarter.  For ProQuin XR, our partner, Esprit Pharma, is showing improved market penetration with the 3-tablet pack, which was introduced in the second quarter.  We are pursuing additional promotion partners who may be able to supplement Esprit’s marketing efforts for expanded commercialization reach, as we now have co-promotion rights under our recently amended agreement with Esprit.  On the development front, we expect to complete enrollment in our Phase III clinical trial for Gabapentin GR late this year or early next year.  In addition, as announced today, we believe the collaboration with Patheon will result in new projects using our AcuForm delivery technology with drug compounds provided by other pharmaceutical companies who are clients of Patheon.  We expect that our cash position will be enhanced by the revenue streams from Glumetza and ProQuin as well as license fee payments, including the $10 million license fee installment from Esprit now due in December 2006.”

About Depomed

Depomed, Inc. is a specialty pharmaceutical company utilizing its innovative AcuForm™ drug delivery technology to develop novel oral products and improved, extended release formulations of existing oral drugs. AcuForm-based products are designed to provide once daily administration and reduced side effects, improving patient convenience, compliance and pharmacokinetic profiles. ProQuin® XR (ciprofloxacin hydrochloride) extended-release tablets have been approved by the FDA for the once daily treatment of uncomplicated urinary tract infections and are currently being marketed in the United States. In addition, once daily GlumetzaTM (metformin hydrochloride extended release tablets) has been approved for use in adults with Type II diabetes and is currently being marketed in Canada. The company is conducting a Phase III trial in postherpetic neuralgia with its product candidate, Gabapentin GR™. Additional information about Depomed may be found at its web site, www.depomedinc.com.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to those related to our expectations regarding collaborative relationships and the performance of our marketing partners; our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.  The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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DEPOMED, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
License revenue	$893,165	$18,750	$1,786,330	$37,500
Collaborative revenue	74,750	409,718	74,750	409,718
Royalties	80,146	—	429,467	—
Product sales	1,165,304	—	1,264,977	—
Total revenue	2,213,365	428,468	3,555,524	447,218

Costs and expenses:
Cost of sales	1,050,836	—	1,125,189	—
Research and development	6,767,852	5,053,603	12,451,934	10,070,461
General and administrative	4,898,162	3,216,391	8,829,455	4,932,455

Total costs and expenses	12,716,850	8,269,994	22,406,578	15,002,916

Loss from operations	(10,503,485)	(7,841,526)	(18,851,054)	(14,555,698)

Other income (expenses):
Gain on extinguishment of debt	—	1,058,935	—	1,058,935
Interest and other income	586,077	197,097	1,180,936	368,971
Interest expense	—	(226,545)	—	(459,684)
Total other income	586,077	1,029,487	1,180,936	968,222

Net loss	(9,917,408)	(6,812,039)	(17,670,118)	(13,587,476)

Deemed dividend on preferred stock	(162,188)	(210,283)	(334,820)	(403,940)

Net loss applicable to common stock shareholders	$(10,079,596)	$(7,022,322)	$(18,004,938)	$(13,991,416)

Basic and diluted net loss applicable to common stock shareholders per common share	$(0.24)	$(0.18)	$(0.44)	$(0.36)

Shares used in computing basic and diluted net loss per common share	41,517,862	39,752,902	41,182,550	39,406,482

DEPOMED, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2006	2005 (1)
ASSETS
Current assets:
Cash and cash equivalents	$4,894,750	$7,565,556
Marketable securities	40,447,327	51,507,509
Accounts receivable	364,247	1,094,840
Unbilled accounts receivable	410,247	861,576
Inventories	1,221,095	864,786
Prepaid and other current assets	2,273,407	1,107,710
Total current assets	49,611,073	63,001,977
Property and equipment, net	2,822,718	3,146,611
Other assets	181,485	228,926
	$52,615,276	$66,377,514
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,091,804	$1,588,999
Accrued compensation	1,477,647	1,989,606
Other accrued liabilities	1,143,784	781,793
Royalty advances	625,959	—
Deferred margin	—	45,486
Deferred revenue, current portion	3,772,196	3,572,196
Other current liabilities	93,073	93,073
Total current liabilities	10,204,463	8,071,153
Deferred revenue, non-current portion	49,634,933	51,421,263
Other long-term liabilities	77,563	124,099
Commitments
Shareholders’ (deficit) equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,159 and 17,543 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively, with an aggregate liquidation preference of $18,158,848	12,015,000	12,015,000
Common stock, no par value, 100,000,000 shares authorized; 41,774,427 and 40,689,369 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	142,954,295	139,640,599
Deferred compensation	—	(337,049)
Accumulated deficit	(162,122,015)	(144,451,897)
Accumulated other comprehensive loss	(148,963)	(105,654)
Total shareholders’ (deficit) equity	(7,301,683)	6,760,999
	$52,615,276	$66,377,514

(1)     The balance sheet as of December 31, 2005 was derived from the audited balance sheet included in the Company’s 2005 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2006.